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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



         Date of Report (Date of Earliest Event Reported): July 10, 2000



                           GENELABS TECHNOLOGIES, INC.
                           ---------------------------
               (Exact name of Registrant as specified in charter)



                                   CALIFORNIA
                                   ----------
                 (State or other jurisdiction of incorporation)


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
        0-19222                                                   94-3010150
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(Commission file number)                                        (IRS employer
                                                             identification no.)


505 PENOBSCOT DRIVE, REDWOOD CITY, CALIFORNIA                       94063
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  (Address of principal executive offices)                        (Zip code)
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                                 (650) 369-9500
                                 --------------
              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS.

On July 10, 2000, Acqua Wellington North American Equities Fund, Ltd. ("Acqua Wellington") and Genelabs Technologies, Inc. ("Genelabs") entered into an agreement for an equity financing facility covering the sale of up to $29 million of Genelabs common stock. Under this agreement, Acqua Wellington will make an initial investment of $4 million through a purchase of 1,000,000 shares of Genelabs' common stock, registered under Genelabs Registration Statement on Form S-3 Number 333-34630. Genelabs may sell additional shares to Acqua Wellington over the next 18 months, at Genelabs' discretion, at discounts ranging from 3.5% to 6% of the market price at the time of sale. The total amount of the investment will be dependent, in part, on Genelabs' stock price, with Genelabs controlling the amount and timing of the stock sold. Under the terms of the agreement, Genelabs pays no fees or other compensation and issues no warrants in connection with the sale of stock.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits

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
EXHIBIT
NUMBER                     DESCRIPTION
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

99.1 Form of Common Stock Purchase Agreement, dated as of July 10, 2000, by and between Genelabs Technologies, Inc. and Acqua Wellington North American Equities Fund, Ltd.

99.2      Press Release dated July 11, 2000
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Genelabs Technologies, Inc.


Dated: July 10, 2000                    By: /s/ RICHARD A. WALDRON
                                           -------------------------------------
                                           Richard A. Waldron
                                           Vice President and Chief
                                           Financial Officer